Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Enanta Pharmaceuticals, Inc. of our report dated November 25, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Enanta Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 9, 2021